UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

GROW SOLUTIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29301	87-0575118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12410 SE 282nd Avenue, Unit C

Boring, Oregon 97009

(Address of principal executive offices)

(503) 512-7710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim President, Members of the Board of Directors

On October 26, 2017, the Board of Directors (the “Board”) of Grow Solutions Holdings, Inc., a Nevada corporation (the “Company”), appointed Mr. Gerard Danos as interim President of the Company and Ms. Jacquelyn Gogin and Ms. Alyce Schreiber as members of the Board, effective immediately upon the resignations as disclosed below.

The Board believes that the leadership experience of Mr. Danos, Ms. Gogin and Ms. Schreiber make them ideally qualified to assist the Company towards restructuring and growth. Below is a description of the professional work experience of Mr. Danos, Ms. Gogin and Ms. Schreiber.

Gerard Danos, Age 40, Interim President

Gerard Danos has over 15 years of experience in both private and public markets, holding management positions and having consulting roles with companies in a wide range of industry and market sectors including oil and gas, healthcare, and agriculture, where he has successfully restructured and reorganized businesses by overhauling management, reducing debt, securing revenue producing assets, and completing mergers and acquisitions. Mr. Danos began his career as a sales representative for Millennium Medical, which provided products and services to hospitals, nursing homes, physical therapy clinics, and home health agencies, before joining Magnolia Management Corporation, a privately held company that operates more than 65 long-term care facilities throughout Louisiana and Mississippi in an administrative capacity. Mr. Danos also served as Vice President and Director for Medico, LLC, a subsidiary of Magnolia, which led him to assisting in the formation and becoming an owner and principal of St. Catherine’s Hospice, where he helped guide the company from startup to one of the region's leading hospice providers. He later entered into the public markets by investing in a start-up oil and gas exploration company where he became its Chief Operating Officer, Secretary, and Board Member, while also provided consulting services to several other small to mid-size publicly traded companies. Mr. Danos currently performs consulting and business advisory services on behalf of TCA (as defined below). Mr. Danos received his Bachelor’s Degree from Louisiana State University, Baton Rouge, LA.

Jacquelyn Gogin, Age 32, Member of the Board of Directors

Jacquelyn Gogin joined TCA in 2013 and has over 9 years of wide-ranging administrative experience working with high-profile leaders in the South Florida education, legal, and business markets. Ms. Gogin’s experience includes creating and managing executive projects related to finance, marketing, business, law, and public relations for chief executives, deans, and attorneys. She also independently represented former organizations in company seminars and events. Ms. Gogin brings extensive high-quality administrative and managerial business skills. She holds a Bachelor’s of Science in Legal studies and a Masters of Business Administration in Finance, both respectably earned at Nova Southeastern University in Florida.

Alyce Schreiber, Age 53, Member of the Board of Directors

Prior to joining TCA in July 2015, Ms. Schreiber was president of her own management advisory firm since 2001 specializing in business growth and funding strategies, mergers and acquisitions, divestitures and strategic management services for small and midsize private and public companies across industry and market segments. Ms. Schreiber started her career as a Tax Specialist with Laventhol & Horwath, a national accounting firm, before joining various public and private companies in the US as an officer and director, including specialty finance companies engaged in lending activities related to consumer finance and mortgage banking.

Currently, Ms. Schreiber manages many strategic projects and evaluates overall operations for a private equity firm. She is primarily responsible for overseeing regulatory compliance policies and procedures. Ms. Schreiber holds a Bachelor of Science in Business Administration with a concentration in Accounting from Boston University and a Juris Doctor degree from Benjamin N. Cardozo School of Law and is a member of the New York Bar.

Resignation of President, Members of the Board of Directors

On October 26, 2017, the Company was informed that Mr. Jeffrey Beverly voluntarily resigned as President of the Company, a member of the Board, and all other positions with the Company and the Subsidiaries (as defined below) to which he has been assigned regardless of whether he served in such capacity, effective immediately.

Additionally, on the same date, Mr. Peter Lau, Mr. Leslie Bocskor, and Mr. Howard Karasik (the “Directors”) voluntarily resigned as members of the Board and all other positions with the Company and the Subsidiaries to which the Directors have been assigned, regardless of whether the Directors served in such capacity, effective immediately.

Family Relationships

Mr. Danos, Ms. Gogin, and Ms. Schreiber do not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no applicable related party transactions.

Compensatory Arrangements

None.

Item 5.01 Changes in Control of Registrant.

As previously disclosed, effective December 7, 2015, the Company closed a Senior Secured Credit Facility Agreement (the “Credit Agreement”) by and among the Company, as borrower, Grow Solutions, Inc., a Delaware corporation and One Love Garden Supply, a Colorado limited liability company, as joint and several guarantors (such guarantors, collectively, the “Subsidiaries”) and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership, as lender (“TCA”).

The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”) and the repayment of the Revolving Note is secured by a first position security interest in substantially all of the Company’s assets in favor of TCA, as evidenced by a Security Agreement by and between the Company and TCA and a first position security interest in substantially all of the Subsidiaries’ assets in favor of TCA, as evidenced by a Security Agreement by and among the Subsidiaries and TCA.  The Revolving Note is in the original principal amount of $950,000, was due and payable, along with interest thereon, on June 7, 2017, and bears interest at the rate of 18% per annum. Upon the occurrence of an Event of Default (as defined in the Credit Agreement) the interest rate increases to the Default Rate (as defined in the Credit Agreement). The payments under the Revolving Note are amortized over 18 months.

As additional security, the Company pledged its ownership interests in the Subsidiaries, pursuant to a Stock Pledge and Escrow Agreement entered into as of December 7, 2015 (the “Pledge Agreement”).

On October 13, 2017, TCA provided notice to the Company and the Subsidiaries of an Event of Default which occurred and remains continuing and uncured for non-payment. Accordingly, on or about November 2, 2017, TCA demanded the Escrow Agent (as defined in the Credit Agreement) under the Pledge Agreement to deliver to TCA the Pledged Securities (as defined in the Pledge Agreement), along with all applicable Transfer Documents (as defined in the Pledge Agreement), and TCA became the registered owner of the Pledged Securities in accordance with the terms of the Pledge Agreement.

Additionally, in connection with the actions taken by TCA under the Pledge Agreement, on November 1, 2017, Grow Solutions Holdings, LLC, a Colorado limited liability company (the “LLC”), and TCA Share Holdings LLC, a Nevada limited liability company (“TCA Share Holdings”), entered into an Assignment Agreement whereby the LLC, as assignor, irrevocably transferred and assigned to TCA Share Holdings, as assignee, all of the LLC’s right, title and interest in and to all of the 51 shares of the LLC’s Series A Preferred Stock, $0.001 par value per share (the “Preferred Voting Stock”), and TCA Share Holdings assumed all of the LLC’s right, title and interest in and to the Preferred Voting Stock for that certain cash payment as set forth in the Assignment Agreement.

As previously disclosed, among other provisions, each one (1) share of the Preferred Voting Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Preferred Voting Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The Preferred Voting Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Preferred Voting Stock ranks (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Preferred Voting Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Preferred Voting Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation, filed June 7, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 13, 2017)
10.1	Credit Agreement by and among the Company, Grow Solutions, Inc., One Love Garden Supply, and TCA Global Credit Master Fund, LP (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015)
10.2	Revolving Note issued by the Company in favor of TCA Global Credit Master Fund, LP (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015)
10.3	Security Agreement by and between the Company and TCA Global Credit Master Fund, LP (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015)
10.4	Security Agreement by and among Grow Solutions, Inc., One Love Garden Supply, and TCA Global Credit Master Fund, LP (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015)
10.5	Pledge Agreement by and between the Company and TCA Global Credit Master Fund, LP, with joinder of escrow agent December 23, 2015 (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015)
10.6*	Assignment Agreement by and between Grow Solutions Holdings, LLC and TCA Global Credit Master Fund, LP
17.1*	Letter of resignation from Jeffrey Beverly
17.2*	Letter of resignation from Peter Lau
17.3*	Letter of resignation from Howard Karasik
17.4*	Letter of resignation from Leslie Bocskor

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GROW SOLUTIONS HOLDINGS, INC.

Date: November 14, 2017	By:	/s/ Gerard Danos
	Name:	Gerard Danos
	Title:	Interim President

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